SOFTWARE DEVELOPMENT AGREEMENT

This Software Development Agreement (“Agreement”) is made and entered into on November 4, 2025 (“Effective Date”), by and between:

Client: Mira Qon Corporation, with principal place of business at 11312 E 44th St Unit #120, Kansas City, MO 64133 (“Client”),

and

Developer: Universal Advanced Tech Solutions SPC, with principal place of business at Oman, Muscat, Al Ghubra Lahab Building, Way 3812 Building Number 796, Floor No: 01, No: 12 (“Developer”).

Collectively referred to as the “Parties.”

1. Scope of Work

Developer shall design, develop, and deliver a custom software service (the “Project”) in accordance with the technical specifications, scope, and schedule set forth in this Agreement and Exhibit A. The development process shall be divided into the following sequential stages, with Project Management and Communication ongoing throughout the entire duration of the project. All dates refer to working days (Monday through Friday, excluding public holidays).

Stage 1 – Project Analysis & Requirements Definition (November 4 – November 11, 2025)

Developer shall define the project scope, gather business and technical requirements, perform market research, and identify target user groups. Tasks include:

• Initial project kickoff and clarification of objectives

• Identification of functional and technical requirements

• Market and user group research

• Preparation of requirements documentation and Client approval

Stage 2 – System Architecture & Technical Design (November 11 – November 18, 2025)

Developer shall create the system architecture diagrams, define database structures, select the technology stack, and prepare technical documentation. Tasks include:

• Designing overall system architecture

• Establishing database schema and data flow models

• Selecting technology stack and frameworks

• Preparing technical documentation for implementation

Stage 3 – UI/UX Design (November 18 – December 2, 2025)

Developer shall design responsive and intuitive interfaces for the web platform, ensuring an optimal user experience and visual appeal. Tasks include:

• Creation of wireframes and user flow diagrams

• Development of high-fidelity interface mockups

• UI/UX optimization for multiple screen sizes

• Client review and approval of final design

Stage 4 – Frontend Development (December 2 – December 23, 2025)

Developer shall implement the client-side functionality using React or Vue, ensuring responsive and interactive user interfaces. Tasks include:

• Layout implementation in HTML5/CSS3

• Development of dynamic components and state management

• Integration of charts and pricing data visualizations

• Cross-browser optimization

Stage 5 – Backend Development (December 23, 2025 – January 13, 2026)

Developer shall implement the server-side logic and data processing modules. Tasks include:
• API endpoint development and documentation

• Integration of real-time pricing logic and supplier synchronization

• Implementation of location-based cost algorithms

• Authentication, authorization, and error-handling setup

Stage 6 – Database Setup & Integration (January 13 – January 20, 2026)

Developer shall configure and optimize the database, integrate pricing datasets, and automate data refresh processes. Tasks include:

• Database creation and indexing

• Integration of state-based pricing data

• Setup of automated refresh and backup mechanisms

• Performance optimization

Stage 7 – Testing & Quality Assurance (January 20 – January 27, 2026)

Developer shall perform all testing activities to ensure reliability, speed, and accuracy across the platform. Tasks include:

• Functional and integration testing

• Performance and load testing

• Bug tracking and issue resolution

• User acceptance testing (UAT) support

Stage 8 – Deployment & System Launch (January 27 – February 3, 2026)

Developer shall conduct all steps necessary for production deployment of the system. Tasks include:
• Server configuration and domain setup

• SSL certificate configuration and monitoring tools setup

• Production deployment and validation of stability

• Launch readiness review and Client handoff

Stage 9 – Project Management & Communication (Ongoing)

Developer shall provide ongoing coordination, progress tracking, and team synchronization across all stages. Tasks include:

• Regular status meetings

• Risk assessment and mitigation strategies

• Timeline and deliverables tracking

• Cross-team communication and oversight

2. Term

The Project shall commence on November 4, 2025, and is anticipated to be completed by February 3, 2026, subject to reasonable adjustments under Section 8 (“Delays”).

3. Payment Terms

3.1 The total value for all services described in this Agreement is USD $52,500, as outlined in Exhibit A.

3.2 The Client shall pay the amount corresponding to Stage 1 (Project Analysis & Requirements Definition) and Stage 2 (System Architecture & Technical Design), totaling USD $7,000 no later than November 30, 2025. Client may, at its discretion, pay a higher amount at this stage, including prepayments for upcoming stages.

3.3 The remaining stages shall be paid within one (1) month after completion of the project, no later than March 3, 2026.

3.4 The Client may, at its discretion, make partial or full payments at any time before the final due date.

3.5 All payments shall be made via wire transfer to the Developer’s designated account.

4. Deliverables

Developer shall deliver all deliverables as described in Exhibit A, ensuring they meet agreed functional and quality requirements. Final delivery of the completed system shall occur no later than February 3, 2026.

5. Acceptance of Work

Upon completion of each stage, Developer shall present the deliverables to Client for review. Client shall have five (5) business days to accept or reject the work in writing. Failure to provide feedback within the review period shall be deemed acceptance.

6. Change Requests

Any changes in scope, functionality, or schedule must be agreed upon in writing and may result in adjustments to the cost and/or timeline.

7. Intellectual Property Rights

All rights, title, and interest in and to the deliverables shall transfer to the Client upon final delivery of the completed system on February 3, 2026, regardless of payment status. Developer shall retain no further rights after delivery.

8. Delays

Developer shall not be liable for delays caused by Client’s failure to provide required feedback, data, or approvals, nor for delays resulting from circumstances beyond Developer’s reasonable control.

9. Warranties

Developer warrants that the deliverables will substantially conform to the specifications for a period of 30 calendar days after final acceptance.

10. Confidentiality

Each Party shall treat the other’s confidential information as strictly confidential and shall not disclose it to third parties without prior written consent, except as required by law.

11. Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming, USA, or, at the option of the Parties, the laws of the Sultanate of Oman. The Parties agree to submit any disputes arising under this Agreement to the exclusive jurisdiction of the courts located in Wyoming, USA, or, at the option of the Parties, in Oman.

12. Entire Agreement

This Agreement, including Exhibit A, constitutes the entire agreement between the Parties and supersedes all prior oral or written understandings.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Developer: Universal Advanced Tech Solutions SPC Party to the Agreement: Nadiia Vernichenko Date: November 4, 2025 Signature: /s/ Nadiia Vernichenko	Client: Mira Qon Corporation Party to the Agreement: Cruz Membreno Lauro Roldan Date: November 4, 2025 Signature: /s/ Cruz Membreno Lauro Roldan

Exhibit A – Project Stages, Timeline, and Costs

#	Phase of Development	Description of Work	Responsible Roles	Estimated Hours	Hourly Rate	Cost
1	Project Analysis & Requirements Definition	Defining project scope, gathering business and technical requirements, market research, and identifying target user groups.	Project Manager, Business Analyst	40	75	3000
2	System Architecture & Technical Design	Creating system architecture diagrams, defining database structures, selecting technology stack, and preparing technical documentation.	System Architect, Lead Developer	50	80	4000
3	UI/UX Design	Designing responsive and intuitive interfaces for the web platform, including layout, user flow, and visual components.	UI/UX Designer	70	65	4550
4	Frontend Development	Developing the client-side interface with React or Vue, implementing responsive design, data visualization for pricing analytics, and user dashboards.	Frontend Developer	150	70	10500
5	Backend Development	Building API endpoints, integrating real-time pricing logic, supplier data synchronization, and location-based cost algorithms.	Backend Developer	180	75	13500
6	Database Setup & Integration	Creating and optimizing the database, integrating state-based pricing datasets, and setting up automated data refresh mechanisms.	Database Engineer	60	70	4200
7	Testing & Quality Assurance	Functional, integration, and performance testing to ensure reliability, speed, and data accuracy across modules.	QA Engineer	80	60	4800
8	Deployment & System Launch	Server configuration, domain setup, and production deployment of MiraQon with monitoring tools enabled.	DevOps Engineer	60	70	4200
9	Project Management & Communication	Ongoing coordination, progress tracking, and team synchronization throughout all development stages.	Project Manager	50	75	3750
	TOTAL:					$52 500

SIGNATURE PAGE FOLLOWS

Developer: Universal Advanced Tech Solutions SPC Party to the Agreement: Nadiia Vernichenko Date: November 4, 2025 Signature: /s/ Nadiia Vernichenko	Client: Mira Qon Corporation Party to the Agreement: Cruz Membreno Lauro Roldan Date: November 4, 2025 Signature: /s/ Cruz Membreno Lauro Roldan